UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2021

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Item 8.01.    Other Events.
On April 8, 2021, American Water Works Company, Inc. (the “Company”) issued a press release announcing that Mark McDonough has been promoted to Senior Vice President and that the Company’s New Jersey subsidiary has appointed Mr. McDonough to serve as its President, effective as of April 19, 2021. Mr. McDonough will replace Cheryl Norton as President of the Company’s New Jersey subsidiary following her appointment effective March 1, 2021 as the Company’s Executive Vice President and Chief Operating Officer.
Mr. McDonough currently serves as the President of the Company’s Military Services Group, a position he has held since.October 2018. Prior to his current role, Mr. McDonough served as the Company’s Chief Compliance Officer. Prior to that, he served as general counsel to the Company’s Market-Based Businesses. Before joining American Water in June 2005, Mr. McDonough was an attorney in private practice in New Jersey and Maine. Prior to graduating law school, Mr. McDonough served in various positions within the U.S. government, including the Department of Energy, the General Services Administration, and the National Passenger Railroad Corporation, also known as Amtrak.
A copy of the press release issued by the Company on April 8, 2021 has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith (as noted below):

Exhibit No.	Description
99.1*	Press Release, dated April 8, 2021, issued by American Water Works Company, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	April 8, 2021	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

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